Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY – March 13, 2006

ANVIL HOLDINGS, INC. REPORTS ESTIMATED PRELIMINARY “NET SALES”, “OPERATING INCOME” AND “EBITDA” RESULTS FOR FISCAL 2005

Anvil Holdings, Inc. announces estimated preliminary “Net Sales”, “Operating Income” and “EBITDA” results for fiscal 2005 (January 30, 2005-January 28, 2006) of $179,928,000, $4,261,000 and $10,846,000, respectively. The EBITDA results include what the Company considers “one-time” non-recurring charges relating to the transfer of textile operations to Honduras ($294,000), transition of certain cut and sew operations to Nicaragua ($1,953,000), charges with respect to reduction in personnel at corporate headquarters and Spectratex, Inc., consolidation of the Spectratex operations and costs and expenses for consultants and other professionals relating to a possible refinancing/ restructuring of the Company’s capital structure ($989,000). Without these charges, EBITDA would equal $14,082,000.

As previously discussed in the Company’s filings, it is expected that there will be additional charges in 2006 relating to the Honduran textile operations and the phasing out of textile operations in the U.S. and some of the other items noted above.

Anthony Corsano, President and Chief Operating Officer of Anvil Knitwear, Inc. (Anvil Holdings’ only operating company) stated that construction of the Honduran textile facility appears to be progressing satisfactorily and occupancy is expected at the beginning of the second fiscal quarter. The transition of cut and sew operations to Nicaragua experienced unexpected difficulties with resultant additional costs. However, these operations appear to be improving.

The following table sets forth the EBITDA reconciliation:

Operating Income	$4,261,000
Add: Depreciation of fixed assets	6,299,000
Amortization of intangible assets	286,000
EBITDA	$10,846,000

* EBITDA is defined as operating income plus depreciation and amortization. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data, or as a measure of profitability or liquidity. The Company believes, however, that EBITDA represents a useful measure of assessing the performance of the Company’s ongoing operating activities as it reflects earnings trends of the Company. In addition, the Company believes EBITDA to be a widely accepted financial indicator of a company’s ability to service and/or incur indebtedness. EBITDA does not take into account the Company’s debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary uses. The EBITDA measure presented herein may not be comparable to other similarly titled measures of other companies.

This “Release” contains forward-looking statements within the meaning of and this cautionary statement is intended to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. Statements contained herein are forward-looking statements and accordingly involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The forward-looking statements contained herein are based on various assumptions, many of which are based, in turn, upon further assumptions. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, but there can be no assurance that the Company’s expectation, beliefs or projections will result or be achieved or accomplished. In addition to the other factors discussed elsewhere herein, the following factors are important factors that, in the view of the Company, could cause actual results to differ materially from those discussed in this “Release” or any other forward-looking statement:  1. Changes in economic conditions, in particular those which affect the activewear market. 2. Changes in the availability and/or price of yarn, in particular, if increases in the price of yarn are not passed along to the Company’s customers. 3. Changes in senior management or control of the Company. 4. Inability to obtain new customers or retain existing ones. 5. Significant changes in competitive factors, including product pricing conditions, affecting the Company. 6. Government/regulatory actions and initiatives, including, those affecting financings. 7. Significant changes from expectations in actual capital expenditures and operating expenses. 8. Occurrences affecting the Company’s ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments. 9. Significant changes in rates of interest, inflation or taxes. 10. Significant changes in the Company’s relationship with its employees and the potential adverse effects if labor disputes or grievances were to occur. 11. Changes in accounting principles and/or the application of such principles to the Company.

The reporting of the Company’s estimated preliminary Net Sales, Operating Income and EBITDA results for the fiscal year ended January 28, 2006 is subject to customary closing and review procedures and final reported results could vary from this preliminary estimate.

The Company disclaims any obligations to update any forward-looking statements to reflect events or other circumstances after the date hereof.

Contact:	Anthony Corsano
President and COO
Anvil Knitwear, Inc.
(212) 466-0341